EMPLOYMENT AGREEMENT


               AGREEMENT made as of the 1st day of January, 1997, between Johnstown America Industries, Inc., a Delaware corporation (the "Company"), and (the "Executive").

               WHEREAS, the Company,  through its wholly owned subsidiaries,  is engaged in the business of manufacturing equipment for the transportation industry including rail road freight cars, wheel-end components and air suspen sion and static seating for medium and heavy-duty trucks, and complex iron castings for a variety of industries including trucking, automotive, agricultural, construc tion and industrial machinery (such business hereinafter referred to as the "Business"); and

               WHEREAS, the Executive, as a result of train ing, expertise and personal application over the years, has acquired and will continue to acquire considerable and unique expertise and knowledge which are of substan tial value to the Company in the conduct, management and operation of its Business; and

               WHEREAS, the Executive currently serves as
                     , and the Company desires to contin
ue the employment and service of the Executive in such capacities and is willing to provide the Executive with certain benefits in the event of the termination of the Executive's employment with the Company; and

               WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

               WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined below) exists and that such possi bility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

               WHEREAS, the Board has determined that appro-priate steps should be taken to reinforce and encourage


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the continued  attention and dedication of members of the Company's  management, including the Executive, to their assigned duties without distraction in the face of poten tially disturbing circumstances arising from the possi bility of a Change in Control; and

               WHEREAS, the parties hereto desire to terminate the prior severance agreement between the parties hereto dated January 1, 1996 (the "Severance Agreement");

               NOW THEREFORE, in consideration of the contin ued employment of the Executive by the Company and the benefits to be derived by the Executive hereunder, and of the Executive's agreement to continued employment by the Company as provided herein, the parties mutually agree as follows:

               1.     Employment; Prior Severance Agreement.

                      (a)    The Company hereby agrees to continue
to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and condi tions set forth herein.

                      (b)    The parties hereto agree, effective
as of the date hereof, to terminate the Severance Agree ment.

               2. Term. The employment of the Executive by the Company pursuant to this Agreement will continue as of the date hereof (the "Effective Date") and shall expire on the second anniversary of the Effective Date (the "Term"), unless extended, as set forth below, or otherwise terminated pursuant to the provisions of this Agreement; provided, however, that commencing on the first anniversary from the Effective Date and on each anniversary thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than 90 days prior to such anniversary, the Executive or the Company shall have given notice in writing that he or it does not wish to extend this Agree ment; and provided further, if a Change in Control shall have occurred during the Term, this Agreement shall continue in effect and the Term shall be extended until at least the later of the second anniversary of such Change in Control or, if such Change in Control shall be caused by the shareholder approval of a merger or consol-

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

idation described in Section 6(d)(iii)(C) hereof, the second anniversary of the consummation of such merger or consolidation.

               3. Position and Duties. The Executive shall serve as of the Company and as an officer of such of the Company's subsidiaries as shall be reason ably requested by the Company and shall have such respon sibilities, duties and authority as are customarily associated with such offices, including but not limited to, those he may have as of the date hereof. The Execu tive shall devote such time to the performance of his duties as is necessary to satisfactorily perform his responsibilities and duties.

               4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the offices of the Company in Chicago, Illinois, except for required travel on the Company's business to the extent consistent with Company practices prior to the date hereof. The Company shall pay all expenses related to such office facilities (or comparable office facilities selected by the Executive), including, without limitation, rent, salaries, equipment, utilities and other operating costs and expenses.

               5. Compensation and Related Matters. As com pensation and consideration for the performance by the Executive of the Executive's duties, responsibilities and covenants pursuant to this Agreement, the Company will pay the Executive and the Executive agrees to accept in full payment for such performance the amounts and bene fits set forth below.

                      (a)    Salary.  During the period of the
Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate of $ commencing on the date hereof or such higher rate as may from time to time be determined by the Board, such salary to be paid in substantially equal install ments no less frequently than monthly. This salary may be increased from time to time by the Company in its sole discretion. Compensation of the Executive by salary pay ments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensa tion or benefit plan of the Company or any of the Com pany's subsidiaries or affiliates. The salary payments


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(including any increased salary  payments)  hereunder shall not in any way limit or reduce any other obligation of the Company hereunder or under any other compensation or benefit plan or agreement under which the Executive is entitled to receive payments or other benefits from the Company or any of the Company's subsidiaries or affili ates, and no other compensation, benefit or payment hereunder or under any other compensation or benefit plan or agreement under which the Executive is entitled to receive payments or other benefits from the Company shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

                      (b)    Bonus.  During the term of the Execu-
tive's employment hereunder, the Executive shall participate in all management incentive plans made generally available to executives of the Company in comparable positions (the "Bonus Plans"). Subject to this Agreement and to the rules and regulations governing the Bonus Plans which are communicated in writing to the Executive from time to time, the Executive agrees that the actual award of any cash bonus pursuant to a Bonus Plan may, pursuant to the terms of such plan, be subject to the achievement of certain financial goals by the Company and/or certain personal performance goals established for the Executive with respect to any period for which a cash bonus may be paid pursuant to a Bonus Plan (in each case such goals having been established by the Board or a com mittee thereof).

                      (c)    Expenses.  The Executive shall be
entitled to receive prompt reimbursement for all reasonable travel and entertainment expenses or other out-of-pocket business expenses incurred by the Executive during the Term in fulfilling the Executive's duties and respon-sibilities hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                      (d)    Other Benefits.  The Executive shall
be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite made available by the Company at any time during his employment hereunder to its executive employees (collectively


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the "Benefit Plans"),  including without limitation each retirement,  thrift and profit sharing plan, group life insurance and accident plan, medical and dental insurance plans, and disability plan, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites; provided, however, that such a change may be made to a plan in which executives of the Company participate, including termination of any such plan, arrangement or perquisite, if it does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company or is required by law or a technical change. Nothing paid to the Executive under any plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this
Section 5. Any payments or benefits payable to the Executive under this Section 5 in respect of any year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such year during which he is so employed.

                      (e)    Vacations.  During his employment
hereunder, the Executive shall be entitled to paid vacation in each calendar year, determined in accordance with the Company's vacation policy. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executive employees.

               6. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

                      (a)    Death.  The Executive's employment
hereunder shall terminate upon his death.

                      (b) Disability. If, in the written opinion of a qualified physician selected by the Company, the Executive shall become unable to perform his duties hereunder due to physical or mental illness which contin ues for one year, the Company may terminate the Executive's employment hereunder.



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



                      (c)    Cause.  The Company may terminate the
Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                             (i)  the willful and continuous neglect
or refusal to perform the Executive's duties or responsibilities, or the willful taking of actions (or willful failures to take actions) which materially impair the Executive's ability to perform his duties or responsibilities which in each case continues after being brought to the attention of the Executive (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination (as defined in subsection (e) hereof); or

                             (ii)  any act by the Executive which
constitutes gross negligence or willful misconduct in the performance of his duties hereunder, or the conviction of the Executive for any felony, in each case which is materially and manifestly injurious to the Company and which is brought to the attention of the Executive in writing not more than thirty days from the date of its discovery by the Company or the Board.

                                    For purposes of this subsection
(c), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (1) reasonable written notice to the Executive specifying in detail the specific reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination, as defined in subsection (e) hereof

               (d)    Good Reason.

                      (i) The Executive may terminate his employment hereunder for Good Reason.



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                      (ii)  For purposes of this Agreement,
"Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination (as defined in subsection (f) of this Section 6) specified in the Notice of Termination (as defined in subsection (e) of this Section 6) given in respect thereof: (A) a material diminution in the Executive's position, duties, responsibilities (including reporting responsibilities) or authority (except during periods when the Executive is unable to perform all or substantially all of the Executive's duties and/or responsibilities on account of the Executive's illness (either physical or mental) or other incapacity), (B) a reduction in either the Executive's annual rate of base salary or level of participation in any Bonus Plans for which he is eligible under Section 5(b) hereof, (C) an elimination or reduction of the Executive's participation in any Benefit Plans generally available to employees at the Executive's level, except as otherwise permitted herein, (D) failure to provide facilities or services which are suitable as determined by the Board of the Company to the Executive's position and adequate for the performance of the Executive's duties and responsibilities, including the failure to maintain the Chicago office without the prior written consent of the Executive or (E) any purported termination by the Company of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (e) of this Section 6 (and for purposes of this Agreement no such purported termination shall be effective). The Executive's right to terminate employment pursuant to this subsection shall not be affected by the Executive's incapacity due to physical or mental illness.

                      (iii)  A "Change in Control" shall be
deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                             (A) any Person is or becomes the Beneficial  Owner,
               directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or


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               more  of the  combined  voting  power  of  the  Com  pany's  then outstanding securities; or

                             (B) during any period of two consecutive years (not including any period prior to the execution of this
               Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (C) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                             (C)  the  shareholders  of the  Company  approve  a
               merger  or   consolidation   of  the  Company  with  any  other
               corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                             (D) the  shareholders of the Company approve a plan
               of complete liquidation of the Company or an agreement for the sale or dispo-
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

                             sition by the Company of all or substantially all the Company's assets.

Notwithstanding the foregoing, a Change in Control shall not include any transaction with any entity or group which is wholly or partly controlled by the Chief Execu tive Officer and one or more of the other executive officers of the Company in office immediately prior to such transaction.

                      (iv)  For purposes of this Agreement,
"Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                      (v) For purposes of this Agreement, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used herein; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

               (e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than a termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to subsection (a) above, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection
(b) above, thirty days after Notice of Termination is given (provided that the Executive shall not have


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returned to the  full-time  performance  of the  Executive's  duties during such thirty day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) or (d) above, the date specified in the Notice of Termination which, in the case of a termination for Cause shall be the date such Notice of Termination is given (or such later date as provided therein), and in the case of a termination for Good Reason shall not be less than five (5) nor more than thirty (30) days from the date such Notice of Termination is given, or (iv) if the Executive terminates his employment and fails to provide written notice to the Company of such termination, the date of such termination; provided, however, that if within fifteen (15) days after any Notice of Termination is given or, if later, prior to the Date of Termination (as determined without regard to this provison), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
Notwithstanding the forego ing, if the dispute is resolved in favor of the Company, the Date of Termination shall not be deemed to have been extended for purposes of this Agreement. If the Date of Termination is extended by a notice of dispute, the rights and the obligations of the parties upon a final determination shall be governed by the terms of this Agreement, regardless of whether the Agreement otherwise remains in effect on the date of such final determination. Notwithstanding the pendency of any such dispute, the Company will continue to pay to the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given and the Executive shall, at the Company's request, continue to perform his obliga-

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

tions hereunder, in each case, until the dispute is finally resolved in accordance with this subsection.

               If the Company elects not to have the Executive continue to perform his obligations hereunder during the pendency of such dispute, and the Company prevails in such dispute, then the Executive shall promptly return to the Company any monies (or the value of any benefits) received with respect to service performed by him after the originally stated Date of Termination to which the Executive would not have been otherwise entitled.

               7.     Compensation Upon Termination, Death or
During Disability.

                      (a)    During any period that the Executive
fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full base salary and other benefits at the rate then in effect for such period (offset by any payments to the Executive received pursuant to disability benefit plans maintained by the Company) until his employment is terminated pursuant to Sec-tion 6(b) hereof, and upon such termination, the Company shall pay all other unpaid amounts, if any, to which the Executive is entitled as of such Date of Termination, including any expenses owed pursuant to Section 5(c) (which amounts shall be paid in a lump sum within 10 days of such Date of Termination) and amounts under any compensation plan or program of the Company, at the time, if any, such payments are payable to the Executive under the terms of such plan in light of the circumstances in which such termination occurred, and the Company shall, there-after, have no further obligations to the Executive under this Agreement.

                      (b)    If the Executive's employment is
terminated by his death, the Company shall within ten days following the date of the Executive's death, (i) pay any amounts due to the Executive under Section 5 through the date of his death and (ii) pay to the Executive's legal representative (A) any death benefits provided under any Benefit Plan in accordance with their terms and (B) all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination, including any expenses owed pursuant to Section 5(c) (which amounts shall be paid in a lump sum within 10 days of such Date


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of  Termination)  and  amounts  under any  compensation  plan or  program of the
Company, at the time, if any, such payments are payable to the Executive under the terms of such plan in light of the circumstances in which such termination occurred, and the Company shall, thereafter, have no further obligations to the Executive under this Agreement.

                      (c)    If the Executive's employment is
terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination, including any expenses owed pursuant to Section 5(c) and amounts under any compensation plan or program of the Company, at the time, if any, such payments are payable to the Executive under the terms of such plan in light of the circumstances in which such termination occurred, and the Company shall, thereafter, have no further obligations to the Executive under this Agreement.

                      (d)    Subject to Section 8 hereof, if (A)
in breach of this Agreement, the Company shall terminate the Executive's employment (it being understood that a purported termination pursuant to Section 6(b) hereof or Section 6(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then the Company shall provide the following payments and benefits (collectively, the "Severance Payments"):

                             (i)  the Company shall pay the Executive
his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any amounts owed pursuant to Section 5(c) and amounts under any compensation plan or program of the Company, at the time such payments are payable to the Executive under the terms of such plan in light of the circumstances in which such termination occurred; and

                             (ii)  in lieu of any further salary
payments to the Executive for periods subsequent to the


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



Date of Termination, the Company shall pay as liquidated damages to the Executive within ten days of the Date of Termination, a lump sum amount equal to the product of (1) the sum of (a) the Executive's annual base salary rate in effect as of the date Notice of Termination is given and (b) the greatest of (i) the Executive's guaranteed annual bonus (if any) with respect to the fiscal year in which the Date of Termination occurs, (ii) the target annual bonus which may become payable to the Executive with respect to the fiscal year in which the Date of Termination occurs, (iii) the annual bonus payments made to the Executive with respect to the fiscal year immediately prior to the fiscal year in which the Date of Termination occurs and (iv) the average of the annual bonus payments made to the Executive with respect to the three fiscal years immediately prior to the fiscal year in which the Date of Termination occurs (or such shorter period as the Executive has been employed by the Company) multiplied by (2) the number two; and

                             (iii)  notwithstanding any provision
of the Company's annual incentive plans, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (a) any annual incentive compensation which has been allocated or awarded to the Executive for the completed fiscal year preceding the Date of Termination but has not yet been paid (pursuant to clause (i) above or otherwise), and (b) a pro rata portion to the Date of Termination of the value of any annual contingent incentive compensation award to the Executive for an uncompleted fiscal year calculated by multiplying the applicable target bonus thereunder by a fraction the numerator of which shall be the number of days the Executive was employed during such fiscal year and the denominator of which shall be 365; and

                             (iv)  the Company shall at its own
cost continue the participation of the Executive for a period of two years, in all medical, life and other employee "welfare" benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is provided under the general terms and provisions of such plans and programs as in effect on the date of such Termination. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide


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



the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred; and

                             (v)  if the Company shall fulfill its
obligations to the Executive pursuant to this Section 7(d) then the Company shall, thereafter, have no further obligations to the Executive under this Agreement.

                      (e)    The Executive shall not be required
to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 7 be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                      (f)    The obligations of the Company to
make payments and provide benefits under this Section 7 shall survive the termination of this Agreement.

               8.     Treatment of Parachute Payments.

                      (a)  Notwithstanding any other provisions
of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being herein-after called "Total Payments") would not be deductible (in whole or part), by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), (A) the cash Severance Payments shall first be reduced (if necessary, to zero), and (B) all other non-cash Severance

Payments shall next be reduced (if necessary, to zero). For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and
(iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

                      (b)  If it is established pursuant to a
final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 8, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.

               .     Covenant Not to Compete.  The Executive
acknowledges that, as a key management employee, the

Executive will be involved, on a high level, in the development, implementation and management of the Company's strategies and plans, including those which in volve the Company's finances, research, marketing, planning, operations, industrial relations and acquisitions. By virtue of the Executive's unique and sensitive position and special background, employment of the Executive by a competitor of the Company represents a serious competitive danger to the Company, and the use of the Executive's talent and knowledge and information about the Company's business, strategies and plans can and would constitute a valuable competitive advantage over the Company. In view of the foregoing, the Executive covenants and agrees that, if the Executive's employment is terminated
(i) by the Company in breach of this Agreement, (ii) pursuant to an event constituting Good Reason or (iii) under any other circumstances, then, for a period of one year in the case of clauses (i) and (ii) of this sentence, and for a period of two years in the case of clause (iii) of this sentence, after the Date of Termination, the Executive will not engage or be engaged, in any capacity, directly or indirectly, including but not limited to as an employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 5% equity interest in any enterprise) in any business entity engaged in competition with any material business conducted by the Company on the Date of Termination anywhere in North America.

               The covenant not to compete contained in this Section 9 shall survive the termination of this Agreement.

               If any court determines that the covenant not to compete contained in this Section 9, or any part hereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, to as close to the terms hereof as shall be enforceable and, in its reduced form, such provision shall then be enforceable.

               10. Confidentiality. The Executive recognizes that he will have access to confidential information, trade secrets, proprietary methods and other data which are the property of and integral to the operations and success of company and therefore agrees to be bound by the provisions of this Section 10, which both Company and Executive agree and acknowledge to be reasonable and to be necessary to the Company. In recognition of this fact, the Executive agrees that the Executive will not disclose any such
trade  secrets  or  confidential  or  proprietary   information   (except  (i)
information  which becomes publicly  available  without violation of this Agree ment, (ii) information which the Executive did not know and should not have known was disclosed to the Executive in violation of any other person's confidentiality obligation and (iii) disclosure required in connection with any legal process (after giving the Company the opportunity to dispute such requirement)) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall the Executive make use of any such information for the benefit of any person, firm, corporation or other entity except the Company. The Executive's obligation to keep all of such information confidential shall be in effect during and for a period of four years after the
Date  of  Termination;   provided,  however,  that  the  Executive  will  keep
confidential and will not disclose any trade secret or similar infor mation protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended.

               11. Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

               12. Notice. Notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as follows:

               If to the Executive:

                      _______________________
                      c/o Johnstown America Industries, Inc.
                            980 North Michigan Avenue
                      Suite 1000
                             Chicago, Illinois 60611

               If to the Company:

                      Johnstown America Industries, Inc.
                            980 North Michigan Avenue
                      Suite 1000
                             Chicago, Illinois 60611
                      Attn:  President

                      With a copy to:

                             Johnstown America Industries, Inc.
                             980 North Michigan Avenue
                                   Suite 1000
                             Chicago, Illinois 60611
                              Attn: General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               13. General Provisions. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

               14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agree-ment of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

               17. Injunctive Relief. The Executive agrees that in addition to any other remedy provided at law or in equity or in this Agreement, the Company shall be entitled to a temporary restraining order and both preliminary and permanent injunctions restraining Executive from violating any provision of Sections 9 and 10 of this Agreement.

               18. Consent to Jurisdiction and Forum; Legal Fees and Costs. The Company and the Executive hereby expressly and irrevocably agree that any action, whether at law or in equity, arising out of or based upon this Agreement or the Executive's employment by the Company shall only be brought in a federal or state court located in Chicago, Illinois. The Executive hereby irrevocably consents to personal jurisdiction in such court and to accept service of process in accordance with the provisions of such court. In connection with any dispute arising out of or based upon this Agreement or the Executive's employment by the Company, each party shall be responsible for its or his own legal fees and expenses and all court costs shall be shared equally by the Company and the Executive unless the court apportions such legal fees or court costs in a different manner.

               19. Withholding. All payments made to the Executive pursuant to this Agreement shall be subject to applicable withholding taxes, if any, and any amount so withheld shall be deemed to have been paid to the Executive for purposes of amounts due to the Executive under this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                             JOHNSTOWN AMERICA INDUSTRIES, INC.


                             By: /s/ Andrew M. Weller
                                 ------------------------------
                                    Name:  Andrew M. Weller
                                    Title: Executive Vice President & CFO








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